Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 1, 2007, in the Registration Statement (Registration No. 333-144256) and related Prospectus of Och-Ziff Capital Management Group LLC dated August 14, 2007.

/s/ Ernst & Young LLP

New York, New York

August 14, 2007